SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 5, 2003

Date of Report (Date of Earliest Event Reported)

EQUITY INNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	01-12073	62-1550848

(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

7700 Wolf River Boulevard
Germantown, Tennessee 38138

(Address of Principal Executive Offices) (Zip Code)

(901) 754-7774

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
A. Financial Statements of Business Acquired
B. Pro Forma Financial Information
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
Notes to Pro Forma Consolidated Statements of Operations
PRO FORMA CONSOLIDATED BALANCE SHEETS
Notes to Pro Forma Consolidated Balance Sheets
SIGNATURE

Item 2.01. Completion of Acquisition or Disposition of Assets.

This Form 8-K of Equity Inns, Inc. relates to certain pending and completed hotel acquisitions and dispositions. Throughout this Form 8-K, the words “Company,” “Equity Inns,” “we,” “our” and “us” refer to Equity Inns, Inc., a Tennessee corporation, and its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise.

Completed Acquisition

Between January 1, 2004 and June 30, 2004, we completed the purchase of nine hotels from affiliates of McKibbon Hotel Group, Inc. (“McKibbon”) under two acquisition contracts. The total purchase price for the nine hotels was approximately $73.7 million and was funded by the assumption of approximately $40.0 million in secured long-term debt at fair value with the remaining $33.7 million being funded through borrowings under our $110 million Line of Credit, the issuance of approximately 150,000 partnership units and proceeds from a public offering of 2.4 million shares of our common stock in April 2004. These nine hotels average seven years in age and are as follows:

			Date
Hotel	Location	Rooms	Acquired
Courtyard	Tallahassee, Florida	93	January 26, 2004
Residence Inn	Tampa, Florida	102	March 25, 2004
Courtyard	Gainesville, Florida	81	April 29, 2004
Residence Inn	Tallahassee, Florida	78	April 29, 2004
Residence Inn	Knoxville, Tennessee	78	May 10, 2004
Courtyard	Asheville, North Carolina	78	May 28, 2004
Residence Inn	Chattanooga, Tennessee	76	May 28, 2004
Courtyard	Athens, Georgia	105	June 16, 2004
Residence Inn	Savannah, Georgia	66	June 29, 2004

Total		757

Pending Acquisition

In July 2004, we announced our intent to purchase five hotels in southern Florida from affiliated partnerships. The general partners of the selling partnerships are affiliates of David Simon and Robert Guarani (“Simon”). We believe that it is probable that these acquisitions will be completed before year-end 2004. The total purchase price for these five hotels is approximately $73.8 million. We intend to fund these acquisitions through approximately $40.6 million of secured long-term debt, borrowings under our Line of Credit and the issuance of additional debt or equity securities. These five hotels average five years in age and are as follows:

Hotel	Location	Rooms
Hampton Inn	Boca Raton, Florida	94
Hampton Inn & Suites	Boynton Beach, Florida	161
Hampton Inn	Deerfield Beach, Florida	106
Hampton Inn	Palm Beach Gardens, Florida	116
Hampton Inn	West Palm Beach, Florida	110

Total		587

Completed Dispositions

Between January 1, 2003 and March 31, 2004, we sold seven hotels in exchange for all cash consideration, except where noted, to unrelated third parties as follows (dollars in thousands):

			Date	Sales Proceeds,
Hotel	Location	Rooms	Sold	Net
Hampton Inn & Suites	Memphis, Tennessee	125	January 5, 2003	$7,496
Hampton Inn	Ft. Worth, Texas	125	January 23, 2003	2,863
Holiday Inn Express	Wilkesboro, North Carolina	101	August 10, 2003	3,293
AmeriSuites (1)	Jacksonville, Florida	112	November 23, 2003	5,820
Hampton Inn (1)	Jacksonville, Florida	122	January 8, 2004	4,491
Hampton Inn	Sarasota, Florida	97	January 21, 2004	2,625
Comfort Inn	Dallas, Texas	141	March 22, 2004	2,807

Total		823		$29,395

(1)	In connection with these two dispositions, we recorded notes receivable in the aggregate amount of $4.8 million.

The acquirors of these hotels are as follows:

Hotel	Location	Acquiror
Hampton Inn & Suites	Memphis, Tennessee	Cordova Hotel, LLC
Hampton Inn	Ft. Worth, Texas	Texas Jai Shri Kam Hotel Group, LLC
Holiday Inn Express	Wilkesboro, North Carolina	Bear Progress, LLC
AmeriSuites	Jacksonville, Florida	HM-NM, Inc.
Hampton Inn	Jacksonville, Florida	Asmari, Inc.
Hampton Inn	Sarasota, Florida	Shiv Shraddha, LLC
Comfort Inn	Dallas, Texas	AR&W, LTD

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Included below are audited financial statements that represent a significant acquisition by the Company from January 1, 2004 through June 30, 2004 and a proposed acquisition.

McKibbon Hotels (Completed acquisition)

     Audits on the nine McKibbon Hotels which the Company acquired between January 1, 2004 and June 30, 2004.

Page Number
Report of Independent Registered Public Accounting Firm	5
Combined Balance Sheets as December 31, 2003 and 2002 (audited)	6
Combined Statements of Income for the period from January 1, 2004 through the dates of disposition (unaudited) and for the Six Months ended June 30, 2003 (unaudited) and the Years Ended December 31, 2003 and 2002 (audited)	7
Combined Statements of Partners’ Deficit for the period from January 1, 2004 through the dates of disposition (unaudited) and the Years Ended December 31, 2003 and 2002 (audited)	8
Combined Statements of Cash Flows for the period from January 1, 2004 through the dates of disposition (unaudited) and the Six Months Ended June 30, 2003, (unaudited) and the Years Ended December 31, 2003 and 2002 (audited)	9
Notes to Combined Financial Statements	10

Simon Hotels (Proposed acquisition)

     Audits on the five Simon Hotels which the Company intends to acquire before year-end 2004.

Report of Independent Registered Public Accounting Firm	15
Combined Balance Sheets as of June 30, 2004 (unaudited) and December 31, 2003 and 2002 (audited)	16
Combined Statements of Income for the Six Months Ended June 30, 2004 and 2003 (unaudited) and the Years Ended December 31, 2003 and 2002 (audited)	17
Combined Statements of Partners’ Deficit for the Six Months Ended June 30, 2004 (unaudited) and the Years Ended December 31, 2003 and 2002 (audited)	18
Combined Statements of Cash Flows for the Six Months Ended June 30, 2004 and 2003 (unaudited) and the Years Ended December 31, 2003 and 2002 (audited)	19
Notes to Combined Financial Statements	20

Report of Independent Registered Public Accounting Firm

To the Board of Directors and shareholders of
Equity Inns, Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of income, partners’ deficit and cash flows present fairly, in all material respects, the combined financial position of the McKibbon Hotels at December 31, 2003 and 2002, and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of the McKibbon Hotels; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Notes 1 and 7, each of the McKibbon Hotels was the subject of a business combination with Equity Inns, Inc. during 2004.

/s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
September 19, 2004

McKibbon Hotels
Combined Balance Sheets
December 31, 2003 and 2002

(in thousands of dollars)	2003	2002
Assets
Current assets
Cash and cash equivalents	$2,630	$3,485
Trade accounts receivable, net	536	446
Prepaid expenses and other current assets	279	12

Total current assets	3,445	3,943

Property and equipment, net	32,304	32,953
Deferred costs, net	500	606
Escrowed deposits	1,739	2,578
Deposits and other assets	377	378

Total assets	$38,365	$40,458

Liabilities and Partners’ Deficit
Current liabilities
Trade accounts payable	$880	$986
Accrued expenses	541	594
Current portion of long-term obligations	856	798

Total current liabilities	2,277	2,378

Long-term obligations, less current portion	40,948	41,804

Commitments and Contingencies (see Note 5)

Partners’ deficit
Partners’ deficit	(4,860)	(3,724)

Total Liabilities and Partners’ deficit	$38,365	$40,458

The accompanying notes are an integral part of these combined financial statements.

McKibbon Hotels
Combined Statements of Income
December 31, 2003 and 2002

	2004 Period	Six Months
	through	Ended
	Disposition	June 30,
	(See Note 1)	2003
(in thousands of dollars)	(Unaudited)	(Unaudited)	2003	2002
Revenue
Rooms	$6,595	$9,822	$19,757	$19,044
Other	272	473	913	983

Total revenue	6,867	10,295	20,670	20,027

Operating Expenses
Direct
Rooms	1,519	1,982	4,008	3,847
Other	220	286	602	565
Other:
Administrative and general	781	1,121	2,171	2,245
Advertising and promotion	799	1,097	2,287	2,142
Utilities	271	417	862	785
Repairs and maintenance	318	521	1,114	896
Property taxes, insurance and lease expense	358	506	962	909
Related party management fees	458	716	1,433	1,425
Depreciation and amortization	385	856	2,071	1,951
Franchise taxes	—	29	52	78

Total operating expenses	5,109	7,531	15,562	14,843

Income from operations	1,758	2,764	5,108	5,184
Interest expense, net	(1,151)	(1,787)	(3,562)	(3,603)
Gain on sale of hotels	33,816	—	—	—
Related party fee	(701)	—	—	—

Net income	$33,722	$977	$1,546	$1,581

The accompanying notes are an integral part of these combined financial statements.

McKibbon Hotels
Combined Statements of Partners’ Deficit
December 31, 2003 and 2002

(in thousands of dollars)	Partners’ Deficit

Balance at December 31, 2001	$(3,429)
Distributions	(1,876)
Net income	1,581

Balance at December 31, 2002	(3,724)
Distributions	(2,682)
Net income	1,546

Balance at December 31, 2003	(4,860)
Distributions (unaudited)	(28,862)
Net income (unaudited)	33,722

Balance at Disposition (unaudited)	$—

The accompanying notes are an integral part of these combined financial statements.

McKibbon Hotels
Combined Statements of Cash Flows
December 31, 2003 and 2002

	2004 Period	Six Months
	through	Ended
	Disposition	June 30,
	(See Note 1)	2003
(in thousands of dollars)	(Unaudited)	(Unaudited)	2003	2002
Cash flows from operating activities
Net income	$33,722	$977	$1,546	$1,581
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	408	901	2,161	2,043
Gain on sale of hotels	(32,541)	—	—	—
Bad debt expense	—	(4)	(10)	10
Changes in operating assets and liabilities:
Accounts receivable	137	(190)	(80)	89
Prepaids and other current assets	6	(131)	(268)	(14)
Other Assets	106	(72)	1	(3)
Accounts payable and accrued expenses	(87)	362	(157)	205

Net cash provided by operating activities	1,751	1,843	3,193	3,911

Cash flows from investing activities
Proceeds from sale (Notes 1 and 7)	27,588	—	—	—
Transfer of cash at sale	(2,723)	—	—	—
Capital improvements	(1,166)	(1,054)	(1,407)	(851)
Deposits for capital expenditures	1,064	498	839	(14)

Net cash provided by (used in) investing activities	24,763	(556)	(568)	(865)

Cash flows from financing activities
Repayment of long-term obligations	(282)	(396)	(798)	(736)
Capital distributions	(28,862)	(1,869)	(2,682)	(1,876)

Net cash used in financing activities	(29,144)	(2,265)	(3,480)	(2,612)

Net change in cash and cash equivalents	(2,630)	(978)	(855)	434
Cash and cash equivalents at beginning of period	2,630	3,485	3,485	3,051

Cash and cash equivalents at end of period	$—	$2,507	$2,630	$3,485

Supplemental disclosures of cash flow information
Cash payments of interest	$1,155	$1,801	$3,595	$3,650

The accompanying notes are an integral part of these combined financial statements.

McKibbon Hotels
Notes to Combined Financial Statements
December 31, 2003 and 2002
(in thousands of dollars)

1.	Summary of Significant Accounting Policies

Organization and Basis of Presentation The accompanying combined financial statements include the following hotels:

Limited Partnerships	Hotels	Location	Disposition date	Rooms
McKibbon Hotel Group of Tallahassee, Florida, #3 L.P.	Courtyard	Tallahassee, FL	January 26, 2004	93
McKibbon Hotel Group of Sabal Park, Florida, L.P.	Residence Inn	Tampa, FL	March 25, 2004	102
McKibbon Hotel Group of Gainesville, Florida, L.P.	Courtyard	Gainesville, FL	April 29, 2004	81
McKibbon Hotel Group of Tallahassee, Florida, L.P.	Residence Inn	Tallahassee, FL	April 29, 2004	78
McKibbon Hotel Group of Knoxville, Tennessee, #2 L.P.	Residence Inn	Knoxville, TN	May 10, 2004	78
McKibbon Hotel Group of Asheville, North Carolina, L.P.	Courtyard	Asheville, NC	May 28, 2004	78
McKibbon Hotel Group of Chattanooga, Tennessee, L.P.	Residence Inn	Chattanooga, TN	May 28, 2004	76
Asset Sale	Courtyard	Athens, GA	June 16, 2004	105
McKibbon Hotel Group of Savannah, Georgia, L.P.	Residence Inn	Savannah, GA	June 29, 2004	66

The hotels listed above (collectively the “McKibbon Hotels”) have been presented on a combined basis because they were each the subject of a business combination with Equity Inns, Inc., a Tennessee corporation, on the dates listed in the table above and because they were under common ownership and management during the periods presented. The unaudited 2004 Period through Acquisition information presented in the combined statements of income and of cash flows includes the results of operations and the changes in cash flows for the McKibbon Hotels from January 1, 2004 through the date of sale to Equity Inns, Inc. These hotels were sold for an aggregate cash sales price of approximately $27,600 million along with 147,400 partnership units in Equity Inns Partnership, L.P. valued at approximately $1,275. This amount has been excluded from the 2004 Period through Acquisition statement of cash flows as a non-cash investing activity.

Each of the hotels above are owned by limited partnerships, therefore income or loss was taxed to the partners in their individual income tax returns. These financial statements have been prepared to show the operations and financial position of the McKibbon Hotels, substantially all of whose ownership interests were acquired by Equity Inns, Inc., except for the Courtyard in Athens, Georgia, for which Equity Inns, Inc. acquired substantially all of the Partnership’s assets and liabilities (see Note 7).

Cash and Cash Equivalents Management considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories Inventories, consisting predominantly of linens and foods and beverages, are stated at the lower of cost (generally, first-in, first-out) or market.

Property and Equipment Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

McKibbon Hotels
Notes to Combined Financial Statements
December 31, 2003 and 2002
(in thousands of dollars)

The respective owners of the McKibbon Hotels review the carrying value of each hotel to determine if circumstances exist indicating an impairment in the carrying value of the hotel or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the respective owners of the McKibbon Hotels will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows. The respective owners of the McKibbon Hotels do not believe that there are any facts or circumstances indicating impairment of any of their hotel properties.

Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of property and equipment, the asset and related depreciation are removed from the accounts and the gain or loss is included in operations.

Deferred Costs
Deferred costs primarily consist of deferred loan costs and franchise fees, net of accumulated amortization. Amortization of deferred costs is computed using the straight-line method over the terms of the related loan or franchise term. The straight-line method of amortizing deferred financing costs approximates the effective interest method. Accumulated amortization of the deferred costs is approximately $580 and $475 at December 31, 2003 and 2002, respectively.

Revenue Recognition
The hotels recognize revenue from the rooms and other departments as earned at the close of each business day. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

McKibbon Hotels
Notes to Combined Financial Statements
December 31, 2003 and 2002
(in thousands of dollars)

2.	Property and Equipment

Property and equipment at December 31, 2003 and 2002 consisted of the following (in thousands):

	Useful
	Lives (years)	2003	2002
Land		$4,979	$4,979
Buildings and improvements	39	28,462	28,456
Grounds and landscaping	15	3,482	3,482
Furnishings and equipment	5	11,263	9,770

		48,186	46,687
Less: Accumulated depreciation		(16,083)	(14,027)

		32,103	32,660
Construction in process		201	293

		$32,304	$32,953

3.	Accrued Expenses

Accrued expenses at December 31, 2003 and 2002 consisted of the following (in thousands):

	2003	2002
Salaries and related costs	$219	$209
Real estate taxes	145	201
Sales tax	177	169
Other	—	15

	$541	$594

4.	Long-Term Obligations

Mortgage notes payable consist of nine fixed interest rate loans. The mortgage notes bear interest at rates ranging from 7.1% to 9.4% and are due in monthly payments of principal and interest. Each of the mortgage notes requires prepayment penalties if paid off prior to the anticipated repayment date. All debt is collateralized by investments in hotel properties in addition to personal guarantees from the respective owners.

McKibbon Hotels
Notes to Combined Financial Statements
December 31, 2003 and 2002
(in thousands of dollars)

Maturities of long-term obligations (assuming each of the mortgage notes will be repaid on the anticipated repayment date) for each of the five years after December 31, 2003 and thereafter are as follows:

2004	$856
2005	874
2006	5,712
2007	21,148
2008	10,054
Thereafter	3,160

$41,804

The long-term obligations contain certain covenants including reporting requirements and other customary restrictions. As of December 31, 2003, management believes that the McKibbon Hotels were in compliance with all debt covenants.

Escrowed deposits at December 31, 2003 and 2002 consisted of monthly deposits to a separate cash account as required by various lenders for future capital expenditures and other deposits for the McKibbon Hotels. Typically, the deposits for future capital contributions are based on 4% of room revenues.

5.	Commitments and Contingencies

Each of the hotels are operated under franchise agreements with hotel franchisors, which require monthly payments for franchise fees, reservation services and advertising fees. Such agreements are generally for periods from 10 to 20 years and expire at various dates through 2020. A franchisor may require the respective owners to upgrade its facilities at any time to comply with the franchisor’s then current standards. Upon the expiration of the term of a franchise, the owner may apply for a renewal. In connection with a renewal of a franchise, a franchisor may require payment of a renewal fee, increased franchise, reservation and advertising fees, as well as substantial renovation of the hotel. The McKibbon Hotels are required under its franchise agreements to remit varying percentages of gross room revenue generally ranging from 6% to 8% to the various franchisors for franchising, royalties, reservations, sales and advertising services. Additional sales and advertising costs are incurred at the local property level.

McKibbon Hotels
Notes to Combined Financial Statements
December 31, 2003 and 2002
(in thousands of dollars)

6.	Related Party Transactions

Each of the McKibbon Hotels is operated under a management agreement with a hotel management company owned by a partner of the limited partnership that owns the hotel. The management agreements provide for a management fee of 2.5% of the gross revenues of the respective hotels along with an incentive fee of 10% of gross operating profit and expire at various dates through 2018. Management fees under these agreements were approximately $1,433 and $1,425 for the years ended December 31, 2003 and 2002, respectively. Additionally, the McKibbon Hotels reimburse the management company for technical and marketing services, asset management, software license and support and accounting fees. These services are charged by the management company at standard per room per month rates. The McKibbon Hotels were charged $183 and $184 for accounting fees; $27 and $27 for technical services and $94 and $141 for software license and support in 2003 and 2002, respectively.

7.	Subsequent Events

The partnership interests of the limited partnerships were sold to Equity Inns, Inc. during 2004, except for the Courtyard in Athens, Georgia for which substantially all of the Partnership’s assets and liabilities were sold to Equity Inns, Inc. (see Note 1). For purposes of these financial statements the remaining proceeds of the sales were considered constructively distributed to the respective partners at the time of the sale. The assets and liabilities at the dates of the sales are aggregated below:

Working capital	$3,005
Property and equipment, net	33,089
Long-term obligations	(41,522)
Other long term assets and liabilities, net	473

Net liabilities transferred or distributed	$(4,955)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and shareholders of
Equity Inns, Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of income, partners’ deficit and cash flows present fairly, in all material respects, the combined financial position of the Simon Hotels at December 31, 2003 and 2002, and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of the Simon Hotels; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 7, each of the Simon Hotels are the subject of a contract to sell the respective hotel to Equity Inns, Inc.

/s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
September 19, 2004

Simon Hotels
Combined Balance Sheets
December 31, 2003 and 2002

	June 30,
	2004
(in thousands of dollars)	(Unaudited)	2003	2002
Assets
Current assets
Cash and cash equivalents	$931	$159	$722
Trade accounts receivable, net	259	284	281
Prepaid expenses and other current assets	401	212	218

Total current assets	1,591	655	1,221

Property and equipment, net	26,963	27,523	28,801
Deferred costs, net	852	880	932
Deposits and other assets	476	239	304

Total assets	$29,882	$29,297	$31,258

Liabilities and Partners’ Deficit
Current liabilities
Trade accounts payable	$405	$410	$415
Accrued expenses	1,056	832	641
Current portion of long-term obligations	1,087	1,042	978

Total current liabilities	2,548	2,284	2,034

Long-term obligations, less current portion	30,670	31,228	32,251

Commitments and Contingencies (see Note 5)

Partners’ deficit Partners’ deficit	(3,336)	(4,215)	(3,027)

Total liabilities and partners’ deficit	$29,882	$29,297	$31,258

The accompanying notes are an integral part of these combined financial statements.

Simon Hotels
Combined Statements of Income
December 31, 2003 and 2002

	Six Months Ended
	June 30,
	2004	2003
(in thousands of dollars)	(Unaudited)	(Unaudited)	2003	2002
Revenue
Rooms	$10,008	$8,567	$14,908	$13,294
Other	225	202	378	277

Total revenue	10,233	8,769	15,286	13,571

Operating Expenses
Direct
Rooms	1,601	1,456	2,835	2,760
Other	70	73	141	123
Other
Administrative and general	832	764	1,557	1,527
Advertising and promotion	1,094	904	1,603	1,594
Utilities	307	279	595	557
Repairs and maintenance	232	221	469	419
Property taxes, rental expense and insurance	670	627	1,343	1,078
Related party management fees	335	311	709	517
Depreciation and amortization	733	750	1,499	1,502
Other	(22)	(7)	(10)	(14)

Total operating expenses	5,852	5,378	10,741	10,063

Income from operations	4,381	3,391	4,545	3,508
Interest expense, net	1,385	1,428	2,833	2,915

Net income	$2,996	$1,963	$1,712	$593

The accompanying notes are an integral part of these combined financial statements.

Simon Hotels
Combined Statements of Partners’ Deficit
December 31, 2003 and 2002

(in thousands of dollars)	Partners’ Deficit
Balance at December 31, 2001	$(4,117)
Contributions	1,159
Distributions	(662)
Net income	593

Balance at December 31, 2002	(3,027)
Contributions	—
Distributions	(2,900)
Net income	1,712

Balance at December 31, 2003	(4,215)
Contributions (unaudited)	—
Distributions (unaudited)	(2,117)
Net income (unaudited)	2,996

Balance at June 30, 2004 (unaudited)	$(3,336)

The accompanying notes are an integral part of these combined financial statements.

Simon Hotels
Combined Statements of Cash Flows
December 31, 2003 and 2002

	Six Months	Six Months
	Ended	Ended
	June 30, 2004	June 30, 2003
(in thousands of dollars)	(Unaudited)	(Unaudited)	2003	2002
Cash flows from operating activities
Net income	$2,996	$1,963	$1,712	$593
Adjustments to reconcile net income to net cash provided by operating activities Depreciation and amortization	753	772	1,541	1,542
Bad debt expense	(1)	(13)	(15)	(6)
Loss on disposal of assets	—	—	—	123
Changes in operating assets and liabilities:
Accounts receivable	26	137	12	(128)
Prepaid expenses and other current assets	(189)	(165)	6	(60)
Accounts payable and accrued expenses	219	215	186	(445)

Net cash provided by operating activities	3,804	2,909	3,442	1,619

Cash flows from investing activities
Capital improvements	(165)	(97)	(211)	(1,861)
Deposits and other assets	(237)	64	5	47

Net cash used in investing activities	(402)	(33)	(206)	(1,814)

Cash flows from financing activities
Repayment of long-term obligations	(513)	(470)	(959)	(7,036)
Release of escrow deposits	—	—	60	7,453
Capital contributions	—	—	—	1,159
Capital distributions	(2,117)	(2,610)	(2,900)	(662)

Net cash (used in) provided by financing activities	(2,630)	(3,080)	(3,799)	914

Net change in cash and cash equivalents	772	(204)	(563)	717
Cash and cash equivalents at beginning of period	159	722	722	5

Cash and cash equivalents at end of period	$931	$518	$159	$722

Supplemental disclosures of cash flow information
Cash payments of interest	$1,372	$1,408	$2,804	$2,930

The accompanying notes are an integral part of these combined financial statements.

Simon Hotels
Notes to Combined Financial Statements
December 2003 and 2002
(in thousands of dollars)

1. Summary of Significant Accounting Policies

Organization and Basis of Presentation

The accompanying combined financial statements include the following hotels:

Limited Partnerships	Hotels	Location	Rooms
Boca Hospitality Ltd.	Hampton Inn	Boca Raton, FL	94
Boynton Beach Hospitality Ltd.	Hampton Inn & Suites	Boynton Beach, FL	161
Palm Beach Gardens Hospitality Ltd.	Hampton Inn	Palm Beach Gardens, FL	116
West Palm Hospitality Ltd.	Hampton Inn	West Palm Beach, FL	110
Deerfield Hospitality Ltd.	Hampton Inn	Deerfield Beach, FL	106

The hotels listed above (collectively the “Simon Hotels”) have been presented on a combined basis because they are each the subject of a proposed business combination with Equity Inns, Inc., a Tennessee corporation and because they were under common ownership and management during the periods presented.

Each of the hotels above are owned by limited partnerships, therefore income or loss was taxed to the partners in their individual income tax returns.

These financial statements have been prepared to show the operations and financial position of the limited partnerships, each of which is subject to a separate contract to sell its respective assets to Equity Inns, Inc. (See Note 7).

Cash and Cash Equivalents
Management considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment
Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Interest costs incurred during the construction of property and during major renovations are capitalized and amortized over the lives of the assets. For the years ended December 31, 2003 and 2002 no interest was capitalized.

The respective owners of the Simon Hotels review the carrying value of each hotel to determine if circumstances exist indicating an impairment in the carrying value of the hotel or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the respective owners of the Simon Hotels will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows. The respective owners of the Simon Hotels do not believe that there are any facts or circumstances indicating impairment of any of their hotel properties.

Simon Hotels
Notes to Combined Financial Statements
December 2003 and 2002
(in thousands of dollars)

Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of property and equipment, the asset and related depreciation are removed from the accounts and the gain or loss is included in operations.

Deferred Costs
Deferred costs primarily consist of deferred loan costs and franchise fees, net of accumulated amortization. Amortization of deferred costs is computed using the straight-line method over the terms of the related loan or franchise term. The straight-line method of amortizing deferred financing costs approximates the effective interest method. Accumulated amortization of the deferred costs is $225 and $170 at December 31, 2003 and 2002, respectively.

Revenue Recognition
The hotels recognize revenue from the rooms and other departments as earned at the close of each business day. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Property and Equipment

Property and equipment at December 31, 2003 and 2002 consisted of the following:

	Useful
	Lives (years)	2003	2002
Land		$5,373	$5,373
Buildings and improvements	39	21,274	21,274
Furnishings and equipment	5-8	6,542	6,333

		33,189	32,980
Less: Accumulated depreciation		(5,666)	(4,179)

		$27,523	$28,801

Simon Hotels
Notes to Combined Financial Statements
December 2003 and 2002
(in thousands of dollars)

3. Accrued Expenses

Accrued expenses at December 31, 2003 and 2002 consisted of the following:

	2003	2002
Franchise and related costs	$283	$182
Interest	229	236
Salaries and related costs	138	102
Sales and tourist taxes	130	121
Real estate taxes	28	—
Other	24	—

	$832	$641

4. Long-Term Obligations

The following details the Simon Hotels’ debt outstanding at December 31, 2003 and 2002:

	2003	2002
Mortgage notes payable with interest at 8.38%, payable in monthly installments through February 2017.	$3,932	$4,091
Mortgage notes payable with interest at 9.1%, payable in monthly installments through January 2018.	9,507	9,829
Mortgage notes payable with interest at 7.75%, payable in monthly installments through August 2019.	5,783	5,968
Mortgage notes payable with interest at 8.50%, payable in monthly installments through December 2021.	6,470	6,616
Mortgage notes payable with interest at 8.50%, payable in monthly installments through January 2022.	6,578	6,725

	32,270	33,229
Less current portion of long-term obligations	1,042	978

	$31,228	$32,251

Maturities of long-term obligations for each of the five years after December 31, 2003 and thereafter are as follows:

2004	$1,042
2005	1,135
2006	1,236
2007	1,346
2008	1,465
Thereafter	26,046

$32,270

Simon Hotels
Notes to Combined Financial Statements
December 2003 and 2002
(in thousands of dollars)

The long-term obligations contain certain covenants including reporting requirements and other customary restrictions. As of December 31, 2003, management believes that the Simon Hotels were in compliance with all debt covenants.

5. Commitments and Contingencies

Each of the hotels are operated under franchise agreements with hotel franchisors, which require monthly payments for franchise fees, reservation services and advertising fees. Such agreements are for periods of 20 years and expire at various dates through 2022. A franchisor may require the respective owners to upgrade its facilities at any time to comply with the franchisor’s then current standards. Upon the expiration of the term of a franchise, the owner may apply for a renewal. In connection with a renewal of a franchise, a franchisor may require payment of a renewal fee, increased franchise, reservation and advertising fees, as well as substantial renovation of the hotel. The Simon Hotels are required under its franchise agreements to remit a percentage of gross room revenue of 8% to the various franchisors for franchising, royalties, reservations, sales and advertising services. Additional sales and advertising costs are incurred at the local property level.

6. Related Party Transactions

Each of the Simon Hotels is operated under a management agreement with a hotel management company owned by a partner in the partnership that owns the hotel. Management fees under these agreements were $709 and $517 for the years ended December 31, 2003 and 2002, respectively.

7. Subsequent Event

In July of 2004, each of the partnerships entered contracts to sell the Simon Hotels to Equity Inns, Inc. (“Equity Inns”) for a cash sales price of approximately $73.8 million. The contracts are subject to customary financial and legal due diligence, and Equity Inns intends to complete these transactions before year-end 2004.

(b)	Pro Forma Financial Information.	Page

	Equity Inns, Inc. Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2004	26

	Equity Inns, Inc. Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2003	27

	Notes to Equity Inns, Inc. Pro Forma Consolidated Statements of Operations	28

	Equity Inns, Inc. McKibbon Acquisition Pro Forma Statement of Operations for the Six Months Ended June 30, 2004	29

	Equity Inns, Inc. McKibbon Acquisition Pro Forma Statement of Operations for the Year Ended December 31, 2003	30

	Equity Inns, Inc. McKibbon Acquisition Notes to Pro Forma Combined Statements of Operations	31

	Equity Inns, Inc. Simon Acquisition Pro Forma Statement of Operations for the Six Months Ended June 30, 2004	32

	Equity Inns, Inc. Simon Acquisition Pro Forma Statement of Operations for the Year Ended December 31, 2003	33

	Equity Inns, Inc. Simon Acquisition Notes to Pro Forma Combined Statements of Operations	34

	Equity Inns, Inc. Pro Forma Consolidated Balance Sheet (Simon acquisition) as of June 30, 2004	36

	Equity Inns, Inc. Pro Forma Consolidated Balance Sheet (McKibbon acquisition, Jacksonville Hampton Inn disposition, Sarasota Hampton Inn disposition and Dallas Comfort Inn disposition) as of December 31, 2003	37

	Equity Inns, Inc. Pro Forma Consolidated Balance Sheet (Jacksonville AmeriSuites disposition) as of September 30, 2003	38

	Equity Inns, Inc. Pro Forma Consolidated Balance Sheet (Wilkesboro Holiday Inn Express disposition) as of June 30, 2003	39

	Equity Inns, Inc. Pro Forma Consolidated Balance Sheet (Fort Worth Hampton Inn disposition and Memphis Hampton Inn & Suites disposition) as of December 31, 2002	40

	Notes to Pro Forma Consolidated Balance Sheets	41

EQUITY INNS, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2004 and the Year Ended December 31, 2003

     The following unaudited Pro Forma Consolidated Statements of Operations of the Company are presented as if the acquisitions of the McKibbon and Simon properties, as described in Item 2.01, had been completed on January 1, 2003. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company, McKibbon and Simon for the six months ended June 30, 2004 and the year ended December 31, 2003, and should be read in conjunction with the financial statements and notes thereto contained herein or in the Company’s Form 10-K for the year ended December 31, 2003 and Form 10-Q for the quarterly period ended June 30, 2004, which are incorporated herein by reference. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of January 1, 2003, nor does it purport to represent the results of operations for future periods.

     The following unaudited Pro Forma Consolidated Statements of Operations for the periods presented do not reflect pro forma adjustments related to the completed dispositions described in Item 2.01, as the operating results of these hotel dispositions were previously recorded as discontinued operations in the Company’s historical financial statements.

Equity Inns, Inc.
Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2004
(In Thousands, Except Per Share Data)
(Unaudited)

		Pro Forma	Pro Forma		Pro
	Historical	McKibbon	Simon	Pro Forma	Forma
	Equity Inns, Inc.	Acquisition (1)	Acquisition (2)	Adjustments	Equity Inns, Inc.
Revenue:
Room revenue	$115,024	$6,595	$10,008	$—	$131,627
Other hotel revenue	5,687	272	225	—	6,184
Other revenue	208	—	—	—	208

Total revenues	120,919	6,867	10,233	—	138,019

Operating expenses:
Direct hotel expenses	68,146	3,963	4,351	—	76,460
Other hotel expenses	4,341	220	70	—	4,631
Depreciation	19,334	1,167	1,828	—	22,329
Property taxes, rental expense and insurance	8,541	358	670	—	9,569
General and administrative expenses:
Stock-based or non-cash compensation	323	—	—	—	323
Other general and administrative expenses	3,878	4	27	—	3,909

Total operating expenses	104,563	5,712	6,946	—	117,221

Operating income	16,356	1,155	3,287	—	20,798
Interest expense, net	13,894	918	1,163	—	15,975

Income (loss) from continuing operations before minority interests and income taxes	2,462	237	2,124	—	4,823
Minority interests expense (income)	(44)	—	—	60 (3)	16

Income (loss) from continuing operations	2,506	237	2,124	(60)	4,807

Discontinued operations:
Gain (loss) on sale of hotel properties	(320)	—	—	—	(320)
Income (loss) from discontinued operations	(116)	—	—	—	(116)

Income (loss) from discontinued operations	(436)	—	—	—	(436)

	—
Net income (loss)	2,070	237	2,124	(60)	4,371
Preferred stock dividends	3,773	—	—	—	3,773

Net income (loss) applicable to common shareholders	($1,703)	$237	$2,124	($60)	$598

Net income (loss) per share data:
Basic and diluted income (loss) per share:
Continuing operations	($0.03)				$0.02
Discontinued operations	(0.01)				(0.01)

Net income (loss) per common share	($0.04)				$0.01

Weighted average number of common shares outstanding, basic and diluted	43,990			5,027 (4)	49,017

Equity Inns, Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2003
(In Thousands, Except Per Share Data)
(Unaudited)

		Pro Forma	Pro Forma			Pro
	Historical	McKibbon	Simon	Pro Forma		Forma
	Equity Inns, Inc.	Acquisition (1)	Acquisition (2)	Adjustments		Equity Inns, Inc.
Revenue:
Room revenue	$218,362	$19,757	$14,908	$—		$253,027
Other hotel revenue	11,107	913	378	—		12,398
Other revenue	623	—	—	—		623

Total revenues	230,092	20,670	15,286	—		266,048

Operating expenses:
Direct hotel expenses	129,657	11,321	7,508	—		148,486
Other hotel expenses	8,275	602	141	—		9,018
Depreciation	38,472	3,522	3,657	—		45,651
Property taxes, rental expense and insurance	17,690	962	1,343	—		19,995
General and administrative expenses:
Stock-based or non-cash compensation	520	—	—	—		520
Other general and administrative expenses	6,847	67	54	—		6,968
Provision for doubtful accounts	50	—	—	—		50

Total operating expenses	201,511	16,474	12,703	—		230,688

Operating income	28,581	4,196	2,583	—		35,360
Interest expense, net	29,593	2,722	2,311	—		34,626

Income (loss) from continuing operations before minority interests and income taxes	(1,012)	1,474	272	—		734
Minority interests expense (income)	(495)	—	—	47	(3)	(448)
Deferred income tax (expense) benefit	(9,777)	—	—	—		(9,777)

Income (loss) from continuing operations	(10,294)	1,474	272	(47)		(8,595)
Discontinued operations:
Gain (loss) on sale of hotel properties	1,248	—	—	—		1,248
Loss on impairment of hotels held for sale	(4,605)	—	—	—		(4,605)
Income (loss) from discontinued operations	(38)	—	—	—		(38)

Income (loss) from discontinued operations	(3,395)	—	—	—		(3,395)

Net income (loss)	(13,689)	1,474	272	(47)		(11,990)
Loss on redemption of Series A Preferred Stock	2,408	—	—	—		2,408
Preferred stock dividends	6,823	—	—	—		6,823

Net income (loss) applicable to common shareholders	($22,920)	$1,474	$272	($47)		($21,221)

Net income (loss) per share data:
Basic and diluted income (loss) per share:
Continuing operations	($0.48)					($0.38)
Discontinued operations	(0.08)					(0.07)

Net income (loss) per common share	($0.56)					($0.45)

Weighted average number of common shares outstanding, basic and diluted	40,999			6,055	(4)	47,054

Equity Inns, Inc.

Notes to Pro Forma Consolidated Statements of Operations
(Unaudited)

(1)	The pro forma adjustments for the McKibbon acquisition are discussed herein on pages 29 through 31.

(2)	The pro forma adjustments for the Simon acquisition are discussed herein on pages 32 through 34.

(3)	The pro forma adjustment for minority interests reflects the weighted average pro forma effects to minority interests for pro forma common stock issuances and a 147,400 issuance of partnership units in conjunction with the McKibbon acquisition. The pro forma minority interests’ ownership percentage is 2.56% as compared to our historical percentage of 2.53% for the six months ended June 30, 2004, and 2.69% as compared to our historical percentage of 2.74% for the year ended December 31, 2003.

(4)	The pro forma adjustment for common shares reflects the common shares issued or expected to be issued in conjunction with funding the acquisitions. This adjustment reflects the issuance of 2.4 million common shares in conjunction with the McKibbon acquisition and the assumed issuance of approximately 3.7 million common shares at $9.60 per share (less 4% combined discount and selling expenses) in conjunction with the Simon acquisition. The price per share is based on a 30-day average closing stock price for the period ended September 13, 2004.

Equity Inns, Inc.
McKibbon Acquisition
Pro Forma Statement of Operations
For the Six Months Ended June 30, 2004
(In Thousands)
(Unaudited)

	2004 Period			Pro Forma
	Prior to	Pro Forma		McKibbon
	Acquisition (1)	Adjustments		Acquisition
Revenue:
Room revenue	$6,595	$—		$6,595
Other hotel revenue	272	—		272
Other revenue	—	—		—

Total revenues	6,867	—		6,867

Operating expenses:
Direct hotel expenses	4,146	(183	) (2)	3,963
Other hotel expenses	220	—		220
Depreciation	381	786	(3)	1,167
Property taxes, rental expense and insurance	358	—		358
General and administrative expenses:
Stock-based or non-cash compensation	—	—		—
Other general and administrative expenses	4	—		4
Provision for doubtful accounts	—	—		—

Total operating expenses	5,109	603		5,712

Operating income	1,758	(603)		1,155
Interest expense, net	1,151	(233	) (4)	918
Gain on sale of hotels	33,816	(33,816	) (5)	—
Related party fee expense	701	(701	) (6)	—

Income (loss) from continuing operations before minority interests and income taxes	33,722	(33,485)		237
Minority interests expense (income)	—	—		—
Deferred income tax (expense) benefit	—	—		—

Income (loss) from continuing operations	$33,722	($33,485)		$237

Equity Inns, Inc.
McKibbon Acquisition
Pro Forma Statement of Operations
For the Year Ended December 31, 2003
(In Thousands)
(Unaudited)

				Pro Forma
	Historical	Pro Forma		McKibbon
	McKibbon (1)	Adjustments		Acquisition
Revenue:
Room revenue	$19,757	$—		$19,757
Other hotel revenue	913	—		913
Other revenue	—	—		—

Total revenues	20,670	—		20,670

Operating expenses:
Direct hotel expenses	11,927	(606	) (2)	11,321
Other hotel expenses	602	—		602
Depreciation	2,004	1,518	(3)	3,522
Property taxes, rental expense and insurance	962	—		962
General and administrative expenses:
Stock-based or non-cash compensation	—	—		—
Other general and administrative expenses	67	—		67
Provision for doubtful accounts	—	—		—

Total operating expenses	15,562	912		16,474

Operating income	5,108	(912)		4,196
Interest expense, net	3,562	(840	) (4)	2,722
Gain on sale of hotels	—	—		—

Income (loss) from continuing operations before minority interests and income taxes	1,546	(72)		1,474
Minority interests expense (income)	—	—		—
Deferred income tax (expense) benefit	—	—		—

Income (loss) from continuing operations	$1,546	($72)		$1,474

Equity Inns. Inc.

McKibbon Acquisition
Notes to Pro Forma Combined Statements of Operations
(Unaudited)

(1)	Reflects the results of the McKibbon acquisition assuming that the acquisition had been completed on January 1, 2003. For the six months ended June 30, 2004, amounts represent historical results from January 1, 2004 until the date of acquisition by the Company. The McKibbon acquisition consists of the following:

Hotel	Location	Date Acquired

Courtyard	Tallahassee, Florida	January 26, 2004
Residence Inn	Tampa, Florida	March 25, 2004
Courtyard	Gainesville, Florida	April 29, 2004
Residence Inn	Tallahassee, Florida	April 29, 2004
Residence Inn	Knoxville, Tennessee	May 10, 2004
Courtyard	Asheville, North Carolina	May 28, 2004
Residence Inn	Chattanooga, Tennessee	May 28, 2004
Courtyard	Athens, Georgia	June 16, 2004
Residence Inn	Savannah, Georgia	June 29, 2004

Results from the date of acquisition through June 30, 2004 have previously been recorded in the Company’s historical statement of operations for the six months ended June 30, 2004.

(2)	The pro forma adjustment for direct hotel expenses represents a reduction in management fees to approximately 4% of total hotel revenues based on the executed management contracts.

(3)	The pro forma adjustment for depreciation represents an increase in depreciation expense of buildings, building improvements and furniture and equipment based on their actual acquisition costs. The estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general. The pro forma adjustment for depreciation reflects the following actual purchase price allocations (dollars in thousands):

	Estimated
	Life	McKibbon

Land		$6,856
Buildings and improvements	31 years	58,752
Furniture and equipment	5 years	8,135

		$73,743

(4)	The pro forma adjustment for interest expense, net, represents a reduction in the interest expense related to the acquisition cost funding as follows: (i) the Company assuming $40.0 million in secured long-term debt (recorded at a fair value rate that averaged 5.3% per annum at the dates of acquisition), and (ii) the Company borrowing approximately $13.0 million in the long-term debt related to its $110 million Line of Credit at an assumed rate of 3.85% per annum (which represents the blended interest rate on the dates on which the transactions occurred). Due to the current interest rates at the time of the transactions, the fair value interest rates were lower than the historical rates. This resulted in a decrease in pro forma interest expense. If the variable interest rate debt above increased or decreased by 1/8%, net income (after adjusting minority interest expense) would increase or decrease approximately $8,000 and $16,000 for the six months ended June 30, 2004, and the year ended December 31, 2003, respectively.

(5)	The pro forma adjustment for the gain on sale of hotels represents a reduction of the gain as such gain will not realized by the Company.

(6)	The pro forma adjustment for the related party fee represents an elimination of brokerage fees paid by the McKibbon Hotels to an affiliate in connection with the sale of the McKibbon Hotels to the Company. Such fees were directly related to the sale of the McKibbon Hotels to the Company and will not impact the ongoing operations of the Company.

Equity Inns, Inc.
Simon Acquisition
Pro Forma Statement of Operations
For the Six Months Ended June 30, 2004
(In Thousands)
(Unaudited)

				Pro Forma
	Historical	Pro Forma		Simon
	Simon (1)	Adjustments		Acquisition
Revenue:
Room revenue	$10,008	$—		$10,008
Other hotel revenue	225	—		225
Other revenue	—	—		—

Total revenues	10,233	—		10,233

Operating expenses:
Direct hotel expenses	4,379	(28	) (2)	4,351
Other hotel expenses	70	—		70
Depreciation	706	1,122	(3)	1,828
Property taxes, rental expense and insurance	670	—		670
General and administrative expenses:
Stock-based or non-cash compensation	—	—		—
Other general and administrative expenses	27	—		27
Provision for doubtful accounts	—	—		—

Total operating expenses	5,852	1,094		6,946

Operating income	4,381	(1,094)		3,287
Interest expense, net	1,385	(222	) (4)	1,163

Income (loss) from continuing operations before minority interests and income taxes	2,996	(872)		2,124
Minority interests expense (income)	—	—		—
Deferred income tax (expense) benefit	—	—		—

Income (loss) from continuing operations	$2,996	($872)		$2,124

Equity Inns, Inc.
Simon Acquisition
Pro Forma Statement of Operations
For the Year Ended December 31, 2003
(In Thousands)
(Unaudited)

	Historical	Pro Forma		Pro Forma
	Simon (1)	Adjustments		Simon Acquisition
Revenue:
Room revenue	$14,908	$—		$14,908
Other hotel revenue	378	—		378
Other revenue	—	—		—

Total revenues	15,286	—		15,286

Operating expenses:
Direct hotel expenses	7,758	(250	) (2)	7,508
Other hotel expenses	141	—		141
Depreciation	1,445	2,212	(3)	3,657
Property taxes, rental expense and insurance	1,343	—		1,343
General and administrative expenses:
Stock-based or non-cash compensation	—	—		—
Other general and administrative expenses	54	—		54
Provision for doubtful accounts	—	—		—

Total operating expenses	10,741	1,962		12,703

Operating income	4,545	(1,962)		2,583
Interest expense, net	2,833	(522	) (4)	2,311

Income (loss) from continuing operations before minority interests and income taxes	1,712	(1,440)		272

Minority interests expense (income)	—	—		—
Deferred income tax (expense) benefit	—	—		—

Income (loss) from continuing operations	$1,712	($1,440)		$272

Equity Inns, Inc.

Simon Acquisition
Notes to Pro Forma Combined Statements of Operations
(Unaudited)

(1)	Reflects the results of the Simon acquisition assuming that the acquisition had been completed on January 1, 2003. The Simon acquisition consists of the following:

Hotel	Location

Hampton Inn	Boca Raton, Florida
Hampton Inn & Suites	Boynton Beach, Florida
Hampton Inn	Deerfield Beach, Florida
Hampton Inn	Palm Beach Gardens, Florida
Hampton Inn	West Palm Beach, Florida

(2)	The pro forma adjustment for direct hotel expenses represents a reduction in management fees to approximately 3% of total hotel revenue based on the anticipated management contracts.

(3)	The pro forma adjustment for depreciation represents an increase in depreciation expense of buildings, building improvements and furniture and equipment based on their expected acquisition costs. The estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general. The pro forma adjustment for depreciation reflects the following anticipated purchase price allocations (dollars in thousands):

	Estimated Life	Simon

Land		$10,332
Buildings and improvements	31 years	53,874
Furniture and equipment	5 years	9,594

		$73,800

(4)	The pro forma adjustment for interest expense, net, represents a reduction in interest expense related to the expected acquisition cost funding due to the Company issuing $40.6 million in secured long-term debt at a fixed rate of 5.64% per annum. Although the debt balances upon the completion of the acquisition will increase over historical levels, the reduction in the interest rate as compared to the historical debt will result in a decrease in pro forma interest expense.

EQUITY INNS, INC.

PRO FORMA CONSOLIDATED BALANCE SHEETS

     The following unaudited Pro Forma Consolidated Balance Sheets are presented as if the acquisitions and dispositions described in Item 2.01 had occurred on the dates of the respective balance sheets. These balance sheets present various acquisitions and dispositions at various balance sheet dates based on the timing of the completion of the respective acquisition or disposition. The pro forma consolidated balance sheets of the Company present the consummation of: (i) the Simon acquisition as of June 30, 2004; (ii) the McKibbon acquisition, the Jacksonville Hampton Inn disposition, the Sarasota Hampton Inn disposition and the Dallas Comfort Inn disposition as of December 31, 2003; (iii) the Jacksonville AmeriSuites disposition as of September 30, 2003; (iv) the Wilkesboro Holiday Inn Express disposition as of June 30, 2003; and (v) the Fort Worth Hampton Inn disposition and the Memphis Hampton Inn & Suites disposition as of December 31, 2002. Such information is based in part upon the Consolidated Balance Sheets of: the Company and Simon as of June 30, 2004; the Company, McKibbon, the Jacksonville Hampton Inn, the Sarasota Hampton Inn and the Dallas Comfort Inn as of December 31, 2003; the Company and the Jacksonville AmeriSuites as of September 30, 2003; the Company and Wilkesboro Holiday Inn Express as of June 30, 2003; and the Company, the Fort Worth Hampton Inn and the Memphis Hampton Inn & Suites as of December 31, 2002, and should be read in conjunction with the financial statements and notes thereto contained herein or in the Company’s Form 10-K for the years ended December 31, 2003 and 2002 and Form 10-Qs for the quarterly periods ended June 30, 2004, September 30, 2003 and June 30, 2003, which are incorporated herein by reference. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Consolidated Balance Sheets are not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of the respective balance sheet dates, nor does it purport to represent the future financial position of the Company.

Equity Inns, Inc.
Pro Forma Consolidated Balance Sheet
June 30, 2004
(In Thousands, Except Share Data)
(Unaudited)

				Pro
	Historical	Simon		Forma
	Equity Inns, Inc.	Acquisition (1)		Equity Inns, Inc.
ASSETS
Investment in hotel properties, net	$744,167	$73,800		$817,967
Cash and cash equivalents	11,560	250	(6)	11,810
Accounts receivable, net	8,693	—		8,693
Interest rate swaps	43	—		43
Notes receivable, net	5,428	—		5,428
Deferred expenses, net	8,504	500	(7)	9,004
Deposits and other assets, net	9,865	(250	) (6)	9,615

Total assets	$788,260	$74,300		$862,560

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$378,510	$40,600		$419,110
Accounts payable and accrued expenses	27,830	—		27,830
Distributions payable	7,329	—		7,329
Minority interests in Partnership	7,827	272	(8)	8,099

Total liabilities	421,496	40,872		462,368

Commitments and contingencies

Shareholders’ equity:
Preferred Stock (Series B), 8.75%, $.01 par value, 10,000,000 shares authorized, 3,450,000 shares issued and outstanding	83,524	—		83,524
Common Stock, $.01 par value, 100,000,000 shares authorized, 46,195,827 shares issued and outstanding (historical), 49,850,827 shares issued and outstanding (pro forma)	462	37		499
Additional paid-in capital	487,837	33,391		521,228
Treasury stock, at cost, 747,600 shares	(5,173)	—		(5,173)
Unearned directors’ and officers’ compensation	(1,740)	—		(1,740)
Distributions in excess of net earnings	(198,189)	—		(198,189)
Accumulated other comprehensive income:
Unrealized income (loss) on interest rate swaps	43	—		43

Total shareholders’ equity	366,764	33,428		400,192

Total liabilities and shareholders’ equity	$788,260	$74,300		$862,560

Equity Inns, Inc.
Pro Forma Consolidated Balance Sheet
December 31, 2003
(In Thousands, Except Per Share Data)
(Unaudited)

				Jacksonville	Sarasota		Pro
				Hampton	Hampton	Dallas	Forma
	Historical	McKibbon		Inn	Inn	Comfort Inn	Equity Inns,
	Equity Inns, Inc.	Acquisition (2)		Disposition (2)	Disposition (2)	Disposition (2)	Inc.
ASSETS
Investment in hotel properties, net	$681,478	$73,743		$—	$—	$—	$755,221
Assets held for sale	10,242	—		(4,702)	(2,830)	(2,710)	—
Cash and cash equivalents	8,201	300	(6)	—	—	—	8,501
Accounts receivable, net	5,069	—		—	—	—	5,069
Notes receivable, net	4,917	—		800 (9)	—	—	5,717
Deferred expenses, net	8,291	482	(7)	—	—	—	8,773
Deposits and other assets, net	6,083	(300	) (6)	—	—	—	5,783

Total assets	$724,281	$74,225		($3,902)	($2,830)	($2,710)	$789,064

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$329,774	$52,864		($3,690)	($2,625)	($2,807)	$373,516
Accounts payable and accrued expenses	22,913	—		—	—	—	22,913
Distributions payable	6,939	—		—	—	—	6,939
Interest rate swaps	931	—		—	—	—	931
Minority interests in Partnership	7,338	141	(8)	—	—	—	7,479

Total liabilities	367,895	53,005		(3,690)	(2,625)	(2,807)	411,778

Commitments and contingencies

Shareholders’ equity:
Preferred Stock (Series B), 8.75%, $.01 par value, 10,000,000 shares authorized, 3,450,000 shares issued and outstanding	83,524	—		—	—	—	83,524
Common Stock, $.01 par value, 100,000,000 shares authorized, 43,305,827 shares issued and outstanding (historical) and 45,705,827 shares issued and outstanding (pro forma)	433	24		—	—	—	457
Additional paid-in capital	463,691	21,196		—	—	—	484,887
Treasury stock, at cost, 747,600 shares	(5,173)	—		—	—	—	(5,173)
Unearned directors’ and officers’ compensation	(123)	—		—	—	—	(123)
Distributions in excess of net earnings	(185,035)	—		(212)	(205)	97	(185,355)
Accumulated other comprehensive income:
Unrealized income (loss) on interest rate swaps	(931)	—		—	—	—	(931)

Total shareholders’ equity	356,386	21,220		(212)	(205)	97	377,286

Total liabilities and shareholders’ equity	$724,281	$74,225		($3,902)	($2,830)	($2,710)	$789,064

Equity Inns, Inc.
Pro Forma Consolidated Balance Sheet
September 30, 2003
(In Thousands, Except Per Share Data)
(Unaudited)

		Jacksonville
	Historical	AmeriSuites	Pro Forma
	Equity Inns, Inc.	Disposition (3)	Equity Inns, Inc.
ASSETS
Investment in hotel properties, net	$693,536	$—	$693,536
Assets held for sale	11,219	(5,402)	5,817
Cash and cash equivalents	11,430	—	11,430
Accounts receivable, net	6,354	—	6,354
Notes receivable, net	1,335	3,582 (9)	4,917
Deferred expenses, net	8,548	—	8,548
Deferred income tax asset	14,866	—	14,866
Deposits and other assets, net	6,845	—	6,845

Total assets	$754,133	($1,820)	$752,313

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$352,715	($1,788)	$350,927
Accounts payable and accrued expenses	26,816	(32)	26,784
Distributions payable	6,382	—	6,382
Interest rate swaps	1,709	—	1,709
Minority interests in Partnership	7,869	—	7,869

Total liabilities	395,491	(1,820)	393,671

Commitments and contingencies

Shareholders’ equity:
Preferred Stock (Series B), 8.75%, $.01 par value, 10,000,000 shares authorized, 3,162,500 shares issued and outstanding	76,384	—	76,384
Common Stock, $.01 par value, 100,000,000 shares authorized, 41,303,064 shares issued and outstanding	413	—	413
Additional paid-in capital	448,759	—	448,759
Treasury stock, at cost, 747,600 shares	(5,173)	—	(5,173)
Unearned directors’ and officers’ compensation	(228)	—	(228)
Distributions in excess of net earnings	(159,804)	—	(159,804)
Accumulated other comprehensive income:
Unrealized income (loss) on interest rate swaps	(1,709)	—	(1,709)

Total shareholders’ equity	358,642	—	358,642

Total liabilities and shareholders’ equity	$754,133	($1,820)	$752,313

Equity Inns, Inc.
Pro Forma Consolidated Balance Sheet
June 30, 2003
(In Thousands, Except Per Share Data)
(Unaudited)

		Wilkesboro
		Holiday Inn
	Historical	Express	Pro Forma
	Equity Inns, Inc.	Disposition (4)	Equity Inns, Inc.
ASSETS
Investment in hotel properties, net	$699,282	$—	$699,282
Assets held for sale	14,523	(3,319)	11,204
Cash and cash equivalents	8,672	—	8,672
Accounts receivable, net	6,098	—	6,098
Notes receivable, net	1,335	—	1,335
Deferred expenses, net	8,671	—	8,671
Deferred income tax asset	13,267	—	13,267
Deposits and other assets, net	6,817	—	6,817

Total assets	$758,665	($3,319)	$755,346

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$364,139	($3,270)	$360,869
Accounts payable and accrued expenses	24,808	(22)	24,786
Distributions payable	6,509	—	6,509
Interest rate swaps	2,959	—	2,959
Minority interests in Partnership	8,012	—	8,012

Total liabilities	406,427	(3,292)	403,135

Commitments and contingencies

Shareholders’ equity:
Preferred Stock (Series A), 9.5%, $.01 par value, 10,000,000 shares authorized, 2,750,000 shares issued and outstanding	68,750	—	68,750
Common Stock, $.01 par value, 100,000,000 shares authorized, 41,299,965 shares issued and outstanding	413	—	413
Additional paid-in capital	446,329	—	446,329
Treasury stock, at cost, 747,600 shares	(5,173)	—	(5,173)
Unearned directors’ and officers’ compensation	(334)	—	(334)
Distributions in excess of net earnings	(154,788)	(27)	(154,815)
Accumulated other comprehensive income:
Unrealized income (loss) on interest rate swaps	(2,959)	—	(2,959)

Total shareholders’ equity	352,238	(27)	352,211

Total liabilities and shareholders’ equity	$758,665	($3,319)	$755,346

Equity Inns, Inc.
Pro Forma Consolidated Balance Sheet
December 31, 2002
(In Thousands, Except Per Share Data)
(Unaudited)

		Fort Worth	Memphis
	Historical	Hampton	Hampton Inn	Pro
	Equity Inns,	Inn	& Suites	Forma
	Inc.	Disposition (5)	Disposition (5)	Equity Inns, Inc.
ASSETS
Investment in hotel properties, net	$740,146	($2,937)	($6,147)	$731,062
Assets held for sale	—	—	—	—
Cash and cash equivalents	5,916	—	—	5,916
Accounts receivable, net	4,143	—	—	4,143
Notes receivable, net	1,335	—	—	1,335
Deferred expenses, net	8,744	—	—	8,744
Deferred income tax asset	9,777	—	—	9,777
Deposits and other assets, net	4,391	—	—	4,391

Total assets	$774,452	($2,937)	($6,147)	$765,368

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$362,881	($2,862)	($7,496)	$352,523
Accounts payable and accrued expenses	27,817	—	—	27,817
Distributions payable	6,506	—	—	6,506
Interest rate swaps	2,199	—	—	2,199
Minority interests in Partnership	8,782	—	—	8,782

Total liabilities	408,185	(2,862)	(7,496)	397,827

Commitments and contingencies

Shareholders’ equity:
Preferred Stock (Series A), 9.5%, $.01 par value, 10,000,000 shares authorized, 2,750,000 shares issued and outstanding	68,750	—	—	68,750
Common Stock, $.01 par value, 100,000,000 shares authorized, 41,220,639 shares issued and outstanding	412	—	—	412
Additional paid-in capital	445,793	—	—	445,793
Treasury stock, at cost, 747,600 shares	(5,173)	—	—	(5,173)
Unearned directors’ and officers’ compensation	(546)	—	—	(546)
Distributions in excess of net earnings	(140,770)	(75)	1,349	(139,496)
Accumulated other comprehensive income:
Unrealized income (loss) on interest rate swaps	(2,199)	—	—	(2,199)

Total shareholders’ equity	366,267	(75)	1,349	367,541

Total liabilities and shareholders’ equity	$774,452	($2,937)	($6,147)	$765,368

Equity Inns, Inc.

Notes to Pro Forma Consolidated Balance Sheets
(Unaudited)

     (1) The pro forma adjustments related to the Simon acquisition are as follows (dollars in thousands):

Simon
Acquisition
Land	$10,332
Buildings and improvements	53,874
Furniture and equipment	9,594
Less accumulated depreciation	—

Investment in hotel properties, net	73,800
Deferred expenses, net	500

Total assets	$74,300

Long-term debt - Issued	$40,600
Minority interests in Partnership	272
Shareholders’ equity
Par value of common stock issued	37
Gross proceeds of common stock offering	35,088
Less estimated discount and selling expenses	(1,425)
Allocation of minority interests for the offering	(272)

Net increase to additional paid-in capital	33,391

Total liabilities and shareholders’ equity	$74,300

(2)	The pro forma adjustments related to the McKibbon acquisition, the Jacksonville Hampton Inn disposition, the Sarasota Hampton Inn disposition, and the Dallas Comfort Inn disposition are as follows (dollars in thousands):

		Jacksonville	Sarasota	Dallas
	McKibbon	Hampton Inn	Hampton Inn	Comfort Inn
	Acquisition	Disposition	Disposition	Disposition
Land	$6,856	($403)	($553)	($425)
Buildings and improvements	58,752	(5,300)	(4,230)	(7,018)
Furniture and equipment	8,135	(1,459)	(977)	(1,148)
Less accumulated reserves (A)	—	2,488	2,934	5,919

Investment in hotel properties, net	73,743	(4,674)	(2,826)	(2,672)
Notes receivable	—	800	—	—
Deferred expenses, net (B)	482	(28)	(4)	(38)

Total assets	$74,225	($3,902)	($2,830)	($2,710)

Long-term debt
Senior – Assumed (Retired)	$39,985	($3,249)	($3,142)	$—
Line of Credit	12,879	(441)	517	(2,807)
Minority interests in Partnership	141	—	—	—
Shareholders’ equity
Par value of common stock issued	24	—	—	—
Gross proceeds of common stock offering	21,720	—	—	—
Less discount and selling expenses	(383)	—	—	—
Allocation of minority interests the offering	(141)	—	—	—

Net increase to additional paid-in capital	21,196	—	—	—

Distributions in excess of net earnings	—	(212)	(205)	97

Total liabilities and shareholders’ equity	$74,225	($3,902)	($2,830)	($2,710)

(A)	Includes accumulated depreciation and reserves, if any, for previously recorded impairment losses.

(B)	For dispositions, deferred expenses, net, were recorded as assets held for sale in the Company’s historical balance sheets.

(3)	The pro forma adjustments related to the Jacksonville AmeriSuites disposition are as follows (dollars in thousands):

Jacksonville
AmeriSuites
Disposition
Land	($700)
Buildings and improvements	(5,309)
Furniture and equipment	(950)
Less accumulated reserves (A)	1,557

Investment in hotel properties, net	(5,402)
Notes receivable, net	3,582
Deferred expenses, net (B)	—

Total assets	($1,820)

Long-term debt - Line of Credit	($1,788)
Accounts payable and accrued expenses	(32)
Minority interests in Partnership	—
Shareholders’ equity	—

Total liabilities and shareholders’ equity	($1,820)

(A)	Includes accumulated depreciation and reserves, if any, for previously recorded impairment losses.

(B)	For dispositions, deferred expenses, net, were recorded as assets held for sale in the Company’s historical balance sheets.

(4)	The pro forma adjustments related to the Wilkesboro Holiday Inn Express disposition are as follows (dollars in thousands):

Wilkesboro
Holiday Inn
Express
Disposition
Land	($269)
Buildings and improvements	(4,037)
Furniture and equipment	(902)
Less accumulated reserves (A)	1,937

Investment in hotel properties, net	(3,271)
Deferred expenses, net (B)	(48)

Total assets	($3,319)

Long-term debt – Line of Credit	($3,270)
Accounts payable and accrued expenses	(22)
Minority interests in Partnership	—
Shareholders’ equity
Distributions in excess of net earnings	(27)

Total liabilities and shareholders’ equity	($3,319)

(A)	Includes accumulated depreciation and reserves, if any, for previously recorded impairment losses.

(B)	For dispositions, deferred expenses, net, were recorded as assets held for sale in the Company’s historical balance sheets.

(5)	The pro forma adjustments related to the Fort Worth Hampton Inn disposition and the Memphis Hampton Inn & Suites disposition are as follows (dollars in thousands):

		Memphis
	Fort Worth	Hampton Inn
	Hampton Inn	& Suites
	Disposition	Disposition
Land	($385)	($735)
Buildings and improvements	(2,739)	(5,857)
Furniture and equipment	(1,366)	(1,158)
Less accumulated reserves (A)	1,572	1,607

Investment in hotel properties, net	(2,918)	(6,143)
Deferred expenses, net (B)	(19)	(4)

Total assets	($2,937)	($6,147)

Long-term debt
Senior	($3,057)	$—
Line of Credit	195	(7,496)
Minority interests in Partnership	—	—
Shareholders’ equity
Distributions in excess of net earnings	(75)	1,349

Total liabilities and shareholders’ equity	($2,937)	($6,147)

(A)	Includes accumulated depreciation and reserves, if any, for previously recorded impairment losses.

(B)	For dispositions, deferred expenses, net, were recorded as assets held for sale in the Company’s historical balance sheets.

(6)	The pro forma adjustment relates to the acquisitions and represents the application of refundable escrow deposits upon completion of the acquisitions.

(7)	The pro forma adjustment relates to the acquisitions and represents actual or anticipated debt issuance costs.

(8)	The pro forma adjustment relates to each respective acquisition and represents the pro forma effects to minority interests for the actual or anticipated common stock issuances and an approximately 150,000 issuance of partnership units in conjunction with the McKibbon acquisition.

(9)	The pro forma adjustment relates to two hotel dispositions whereby the Company accepted $4.8 million in notes receivable. These notes receivable bear interest at a fixed rate of 7.75% per annum and are due in full on February 25, 2005. The Company also deferred a gain related to these hotel dispositions of approximately $418,000 that was recorded as an offset to the notes receivable in the accompanying pro forma balance sheets until the notes are collected in full.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY INNS, INC.

September 22, 2004	/s/ J. Mitchell Collins

J. Mitchell Collins
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer

INDEX TO FINANCIAL STATEMENTS

Page Number
McKibbon Hotels (Completed acquisition)

Report of Independent Registered Public Accounting Firm	5

Combined Balance Sheets as December 31, 2003 and 2002 (audited)	6

Combined Statements of Operations for the period from January 1, 2004 through the dates of disposition (unaudited) and for the Six Months ended June 30, 2003 (unaudited) and the Years Ended December 31, 2003 and 2002 (audited)	7

Combined Statements of Partners’ Deficit for the period from January 1, 2004 through the dates of disposition (unaudited) and the Years Ended December 31, 2003 and 2002 (audited)	8

Combined Statements of Cash Flows for the period from January 1, 2004 through the dates of disposition (unaudited) and the Six Months Ended June 30, 2003, (unaudited) and the Years Ended December 31, 2003 and 2002 (audited)	9

Notes to the Financial Statements	10

Simon Hotels (Proposed acquisition)

Report of Independent Registered Public Accounting Firm	15

Combined Balance Sheets as of June 30, 2004 (unaudited) and December 31, 2003 and 2002 (audited)	16

Combined Statements of Income for the Six Months Ended June 30, 2004 and 2003 (unaudited) and the Years Ended December 31, 2003 and 2002 (audited)	17

Combined Statements of Partners’ Deficit for the Six Months Ended June 30, 2004 (unaudited) and the Years Ended December 31, 2003 and 2002 (audited)	18

Combined Statements of Cash Flows for the Six Months Ended June 30, 2004 and 2003 (unaudited) and the Years Ended December 31, 2003 and 2002 (audited)	19

Notes to the Combined Financial Statements	20

Pro Forma Financial Information

Equity Inns, Inc. Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2004	26

Equity Inns, Inc. Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2003	27

Notes to Equity Inns, Inc. Pro Forma Consolidated Statements of Operations	28

Equity Inns, Inc. McKibbon Acquisition Pro Forma Statement of Operations for the Six Months Ended June 30, 2004	29

Equity Inns, Inc. McKibbon Acquisition Pro Forma Statement of Operations for the Year Ended December 31, 2003	30

Equity Inns, Inc. McKibbon Acquisition Notes to Pro Forma Combined Statements of Operations	31

Equity Inns, Inc. Simon Acquisition Pro Forma Statement of Operations for the Six Months Ended June 30, 2004	32

Equity Inns, Inc. Simon Acquisition Pro Forma Statement of Operations for the Year Ended December 31, 2003	33

Equity Inns, Inc. Simon Acquisition Notes to Pro Forma Combined Statements of Operations	34

Equity Inns, Inc. Pro Forma Consolidated Balance Sheet (Simon acquisition) as of June 30, 2004	36

Equity Inns, Inc. Pro Forma Consolidated Balance Sheet (McKibbon acquisition, Jacksonville Hampton Inn disposition, Sarasota Hampton Inn disposition and Dallas Comfort Inn disposition) as of December 31, 2003	37

Equity Inns, Inc. Pro Forma Consolidated Balance Sheet (Jacksonville AmeriSuites disposition) as of September 30, 2003	38

Equity Inns, Inc. Pro Forma Consolidated Balance Sheet (Wilkesboro Holiday Inn Express disposition) as of June 30, 2003	39

Equity Inns, Inc. Pro Forma Consolidated Balance Sheet (Fort Worth Hampton Inn disposition and Memphis Hampton Inn & Suites disposition) as of December 31, 2002	40

Notes to Pro Forma Consolidated Balance Sheets	41